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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant

                                                                Jurisdiction of
                                                                Incorporation or
                                                                  Organization
                                                                  ------------
BankUnited Financial Corporation owns 100% of:                      Florida
------BankUnited, FSB which owns 100% of:                           Federal
      ------T&D Properties of South Florida, Inc.                   Florida
      ------Bay Holdings, Inc.                                      Florida
      ------CRE Properties, Inc.                                    Florida
------BankUnited Mortgage Corporation                               Florida
------BUFC Financial Services, Incorporated                         Florida
------CRE America Corporation                                       Florida
------BankUnited Capital(1)                                         Delaware
------BankUnited Capital II(1)                                      Delaware
------BankUnited Capital III(1)                                     Delaware

(1) BankUnited Financial Corporation owns 100% of the common stock of BankUnited Capital, BankUnited Capital II and BankUnited Capital III. BankUnited Capital has also issued $70 million aggregate liquidation value of its 10 1/4% Trust Preferred Securities, Series B ($1,000 liquidation amount per trust preferred security); BankUnited Capital II has issued $46 million aggregate liquidation value of its 9.60% Cumulative Trust Preferred Securities ($25 liquidation amount per trust preferred security) and BankUnited Capital III has issued $102.5 million of its 9% Cumulative Trust Preferred Securities ($25 liquidation amount per trust preferred security). The trust preferred securities issued by BankUnited Capital, BankUnited Capital II and BankUnited Capital III are publicly held.